                                                                     Exhibit B11


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in this Post-Effective Amendment Number 24 to The Fairmont Fund's Registration Statement on Form N-1A of our report dated January 13, 1998 on the financial statements of The Fairmont Fund and the Summary Financial Information included in the Prospectus and to the references made to us under the caption "Condensed Financial Information" included in the Prospectus and under the caption "Auditors" included in the Statement of Additional Information.


/s/
------------------------------------
McCurdy & Associates CPA's, Inc.
Westlake, Ohio  44145
April 29, 1998


                                       10